Exhibit 99.1

NEWS RELEASE

Drilling Tools International Corp. Reports

2026 First Quarter Results

Completes Transition to Fully Independent, Broadly Held Public Company with Refreshed Board

Reaffirms 2026 Outlook

HOUSTON — May 7, 2026 — Drilling Tools International Corp. (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that designs, engineers, manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, as well as other cutting-edge solutions across the well life cycle, today reported its results for the three months ended March 31, 2026.

For the first quarter of 2026, DTI generated total consolidated revenue of $38.0 million. First quarter Tool Rental revenue was $28.9 million, and Product Sales revenue totaled approximately $9.0 million. Net Loss attributable to common stockholders for the first quarter was $1.5 million, or a loss of $0.04 per share. Adjusted Net Loss(1) was $1.0 million and Adjusted Diluted EPS(1) for the first quarter was a loss of $0.03 per diluted share. First quarter Adjusted EBITDA(1) was $7.5 million and Adjusted Free Cash Flow(1)(2) was a loss of $160,000. As of March 31, 2026, DTI had $2.8 million of cash and cash equivalents, and net debt of $48.9 million.

Wayne Prejean, Chairman of the Board and Chief Executive Officer, stated, “Our first quarter results came in largely in-line with our expectations minus some softness in Canada due to the spring breakup arriving earlier this year. While we continue to operate in a complicated market environment, including uncertainty in the Middle East and volatile commodity prices, we are leveraging our differentiated, specialized product suite to capture international market share and preserve our leading position in downhole drilling tools worldwide. I’m also pleased that, despite a 4% year-over-year decline in global rig count, we remain confident in our ability to achieve and reaffirm our full year guidance, which constitutes growth at the midpoint when compared to our 2025 results. Our ClearPath and Drill-N-Ream product lines are gaining significant traction with international offshore operators as well as customers managing complex well configurations, enhancing our mix toward higher-margin, technology-enabled solutions to deliver improved returns for DTI.

“During the first quarter, we reached another important milestone. Our primary private equity sponsor, HHEP, completed the distribution of its remaining DTI shares to its limited partners. This materially increases our public float and trading liquidity. This distribution, together with the recent refreshment to the composition of our Board of Directors, marks a significant transition for DTI into a fully independent public company with broader ownership and a governance framework tailored to our next phase of growth.

“Looking ahead, we continue to expect activity in the first half of 2026 to remain relatively flat, but we see tangible catalysts emerging that should drive improvement later in the year. To capitalize on these opportunities, we plan to make targeted investments in select international markets to capture incremental demand and deploy our specialized technologies more efficiently into regions with complex well requirements. Near term, we expect our second quarter results to benefit from the earlier-than-expected spring break up in Canada, which should translate into an earlier post-breakup rebound. We are excited about the opportunities in front of us, both organic and inorganic, and I look forward to sharing updates on our growth plans in the coming quarters as we build on this solid foundation,” concluded Prejean.

2026 Full Year Outlook

Revenue	$155 million	–	$170 million
Adjusted EBITDA(1)	$35 million	–	$45 million
Adjusted EBITDA Margin(1)	23%	–	26%
Adjusted Free Cash Flow(1)(2)	$17 million	–	$22 million

(1)
Adjusted Net Income (Loss), Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt, and Adjusted Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” at the end of this release for a discussion of reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)
Adjusted Free Cash Flow is defined as Adjusted EBITDA less Gross Capital Expenditures.

2026 First Quarter Conference Call Information

DTI's 2026 first quarter conference call can be accessed live via dial-in or webcast on Friday, May 8, 2026 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) by dialing 201-389-0869 and asking for the DTI call at least 10 minutes prior to the start time, or via live webcast by logging onto the webcast at this URL address: https://investors.drillingtools.com/news-events/events. An audio replay will be available through May 15, 2026 by dialing 201-612-7415 and using passcode 13759566#. Also, an archive of the webcast will be available shortly after the call at https://investors.drillingtools.com/news-events/events for 90 days. Please submit any questions for management prior to the call via email to DTI@dennardlascar.com.

About Drilling Tools International Corp.

DTI is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. With roots dating back to 1984, DTI operates from 15 service and support centers across North America and maintains 11 international service and support centers across the EMEA and APAC regions. To learn more about DTI, please visit: www.drillingtools.com.

Contact:

DTI Investor Relations

Ken Dennard / Natalie Hairston

InvestorRelations@drillingtools.com

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (4) DTI’s ability to source tools and raw materials at a reasonable cost; (5) DTI’s ability to market its services in a competitive industry; (6) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (7) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (8) DTI’s ability to obtain additional capital; (9) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (10) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (11) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (12) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (13) the potential for volatility in the market price of DTI’s common stock; (14) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (15) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (16) DTI’s ability to maintain the listing of its common stock on Nasdaq; and (17) other risks and uncertainties separately provided to you and indicated from time to time described in DTI’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties including those described in Part I, Item 1A – “Risk Factors” of our Annual Report on Form 10-K filed on March 6, 2026 and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such Form 10-K. Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management and are subject to numerous conditions, many of which are beyond the control of DTI. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in DTI’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Drilling Tools International Corp.
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three Months Ended March 31,
	2026	2025
Revenue, net:
Tool rental	$28,910	$34,533
Product sale	9,049	8,347
Total revenue, net	37,959	42,880
Costs and other deductions:
Cost of tool rental revenue	7,750	7,688
Cost of product sale revenue	3,362	3,558
Selling, general, and administrative expense	20,226	21,609
Depreciation and amortization expense	6,927	6,722
Interest expense, net	1,013	1,309
Loss (gain) on asset disposal	—	(13)
Goodwill impairment	—	1,901
Other operating and non-operating expense, net	776	1,934
Total costs and other deductions	40,054	44,708
Income (loss) before income tax expense	(2,095)	(1,828)
Income tax benefit (expense)	557	159
Net income (loss)	$(1,538)	$(1,669)
Less: Net income (loss) attributable to non-controlling interest	2	—
Net income (loss) attributable to Drilling Tools International stockholders	$(1,540)	$(1,669)
Basic earnings (loss) per share	$(0.04)	$(0.05)
Diluted earnings (loss) per share	$(0.04)	$(0.05)
Basic weighted-average common shares outstanding	35,116,094	35,592,737
Diluted weighted-average common shares outstanding	35,116,094	35,592,737
Comprehensive income (loss):
Net income (loss)	$(1,538)	$(1,669)
Foreign currency translation adjustment, net of tax	(754)	942
Comprehensive income (loss):	(2,292)	(727)
Less: comprehensive income attributable to non-controlling interest	2	—
Comprehensive income (loss) attributable to Drilling Tools International stockholders	$(2,294)	$(727)

Drilling Tools International Corp.
Consolidated Balance Sheets (Unaudited)
(In thousands of U.S. dollars and rounded)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets
Cash	$2,840	$3,648
Accounts receivable, net	40,335	37,683
Related party note receivable, current	1,541	1,541
Inventories	18,615	18,149
Prepaid expenses and other current assets	5,395	3,866
Total current assets	68,726	64,887
Property, plant and equipment, net	73,026	72,602
Operating lease right-of-use asset	24,245	25,181
Intangible assets, net	38,437	39,674
Goodwill, net	14,524	14,616
Deferred financing costs, net	517	468
Related party note receivable, less current portion	3,927	3,836
Deposits and other long-term assets	1,298	917
Total assets	$224,700	$222,181
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$12,234	$9,785
Accrued expenses and other current liabilities	9,120	10,711
Current portion of operating lease liabilities	4,596	4,335
Current maturities of long-term debt	5,990	5,989
Total current liabilities	31,940	30,820
Operating lease liabilities, less current portion	20,370	21,494
Revolving line of credit	32,500	25,000
Long-term debt, less current portion	13,263	14,827
Deferred tax liabilities, net	6,194	7,167
Total liabilities	104,267	99,308
Commitments and contingencies
Shareholders' equity
Common stock, $0.0001 par value, shares authorized 500,000,000 as of March 31, 2026 and December 31, 2025, 35,901,108 issued and outstanding as of March 31, 2026 and 35,661,297 shares issued and outstanding as of December 31, 2025	4	4
Less: Treasury stock at cost, 775,368 and 505,169 shares as of March 31, 2026 and December 31, 2025, respectively	(2,192)	(1,265)
Additional paid-in-capital	131,580	130,801
Accumulated deficit	(8,883)	(7,343)
Accumulated other comprehensive income (loss)	(90)	664
Total Drilling Tools International stockholder's equity	120,419	122,861
Non-controlling interest	14	12
Total Equity	120,433	122,873
Total liabilities and shareholders' equity	$224,700	$222,181

Drilling Tools International Corp.
Consolidated Statements of Cash Flows (Unaudited)
(In thousands of U.S. dollars and rounded)

	For the three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(1,538)	$(1,669)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	6,927	6,722
Amortization of deferred financing costs	38	87
Non-cash lease expense	1,220	1,383
Unrealized loss (gain) on currency translation	(271)	(114)
Write off of excess and obsolete inventory	18	418
Write off of excess and obsolete property and equipment	—	54
Provision (recovery) for credit losses	316	217
Deferred tax expense (benefit)	(973)	(750)
Loss (gain) on sale of property	—	23
Gain on sale of lost-in-hole equipment	(3,914)	(3,145)
Stock-based compensation expense	719	541
Interest income on related party note receivable	(91)	(91)
Goodwill impairment	—	1,901
Changes in operating assets and liabilities:
Accounts receivable, net	(3,062)	(670)
Prepaid expenses and other current assets	(2,438)	572
Inventories	(136)	2,540
Operating lease liabilities	(1,147)	(1,303)
Accounts payable	2,031	(3,651)
Accrued expenses and other current liabilities	(862)	(634)
Net cash flows from operating activities	(3,163)	2,431
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	—	(5,619)
Purchase of intangible assets	(417)	(681)
Proceeds from sale of property, plant, and equipment	—	14
Purchase of property, plant, and equipment	(7,687)	(5,043)
Proceeds from sale of lost-in-hole equipment	5,133	4,049
Net cash flows from investing activities	(2,971)	(7,280)
Cash flows from financing activities:
Proceeds from exercise of stock options	60	—
Payment of deferred financing costs	(87)	—
Purchase of treasury stock	(706)	—
Repayment of term loan	(1,250)	(1,250)
Repayment of promissory note	(235)	(216)
Proceeds from revolving line of credit	19,770	19,349
Repayment on revolving line of credit	(12,270)	(16,491)
Net cash flows from financing activities	5,282	1,392
Effect of changes in foreign exchange rates	44	61
Net change in cash	(808)	(3,396)
Cash at beginning of period	3,648	6,185
Cash at end of period	$2,840	$2,789

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, Adjusted Free Cash Flow, Net Debt, Adjusted Basic Earnings (Loss) Per Share, Adjusted Diluted Earnings (Loss) Per Share and Adjusted Net Income (Loss) measures. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business.

We believe Adjusted EBITDA and Adjusted EBITDA Margin are useful because it allows us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted Free Cash Flow is a supplemental non-GAAP financial measure, and we define Adjusted Free Cash Flow as Adjusted EBITDA less Gross Capital Expenditures. We use Adjusted Free Cash Flow as a financial performance measure used for planning, forecasting, and evaluating our performance. We believe that Adjusted Free Cash Flow is useful to enable investors and others to perform comparisons of current and historical performance of the Company. As a performance measure, rather than a liquidity measure, the most closely comparable GAAP measure is net income (loss).

Net Debt is a supplemental non-GAAP financial measure, and we define Net Debt as total debt less cash and cash equivalents. We use Net Debt to determine our outstanding debt obligations that would not be readily satisfied by our cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining our leverage position since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to reduce debt.

We define Adjusted Net Income (Loss) as consolidated net income (loss) adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) restructuring charges, (iii) transaction and integration costs related to acquisitions, (iv) income tax expense which is calculated by applying a 25% effective tax rate to adjusted pre-tax income, and (v) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business. We believe Adjusted Net Income (Loss) is useful because it allows us to exclude non-recurring items in evaluating our operating performance.

We define Adjusted Basic Earnings (Loss) and Adjusted Diluted Earnings (Loss) per share as the quotient of adjusted net income (loss) and diluted weighted average common shares. We believe that Adjusted Diluted Earnings (Loss) per share provides useful information to investors because it allows us to exclude non-recurring items in evaluating our operating performance on a diluted per share basis.

This release also includes certain projections of non-GAAP financial measures. Reconciliation of these items to net income include gains or losses on sale or consolidation transactions, accelerated depreciation, impairment charges, gains or losses on retirement of debt, variations in effective tax rate and fluctuations in net working capital, which are difficult to predict and estimate and are primarily dependent on future events.

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income to the most directly comparable GAAP financial measures for the periods indicated:

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended March 31,
	2026	2025
Net income (loss)	$(1,538)	$(1,669)
Add (deduct):
Income tax expense (benefit)	(557)	(159)
Depreciation and amortization	6,927	6,722
Interest expense, net	1,013	1,309
Stock option expense	719	541
Management fees	188	188
Loss (gain) on sale of property	—	(13)
Goodwill impairment	—	1,901
Transaction expense	401	732
Other operating and non-operating expense, net	374	1,203
Adjusted EBITDA	$7,527	$10,754

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended March 31,
	2026	2025
Net income (loss)	$(1,538)	$(1,669)
Add (deduct):
Income tax expense (benefit)	(557)	(159)
Depreciation and amortization	6,927	6,722
Interest expense, net	1,013	1,309
Stock option expense	719	541
Management fees	188	188
Loss (gain) on sale of property	—	(13)
Goodwill impairment	—	1,901
Transaction expense	401	732
Other operating and non-operating expense, net	374	1,203
Capital expenditures	(7,687)	(5,043)
Adjusted Free Cash Flow	$(160)	$5,711

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended March 31,
	2026	2025
Net income (loss)	$(1,538)	$(1,669)
Add (deduct):
Transaction expense	401	732
Goodwill impairment	—	1,901
Restructuring charges	213	—
Software implementation	131	—
Income tax expense (benefit)	(557)	(159)
Adjusted Income Before Tax	$(1,350)	$805
Adjusted Income tax expense (benefit)	(338)	(201)
Adjusted Net Income (loss)	$(1,013)	$1,006
Adjusted Basic earnings (loss) per share	$(0.03)	$0.03
Adjusted Diluted earnings (loss) per share	$(0.03)	$0.03
Basic weighted-average common shares outstanding	35,116,094	35,592,737
Diluted weighted-average common shares outstanding	35,116,094	35,778,541

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income (Loss) to Adjusted EBITDA
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2026
	Low	High
Net income (loss)	$(500)	$3,000
Add (deduct):
Interest expense, net	3,000	4,500
Income tax expense	—	1,200
Depreciation and amortization	28,000	30,000
Management fees	700	800
Other expense	800	1,000
Stock option expense	3,000	4,000
Goodwill impairment	—	—
Transaction expense	—	500
Adjusted EBITDA	$35,000	$45,000
Revenue	155,000	170,000
Adjusted EBITDA Margin	23%	25%

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income (Loss) to Adjusted Free Cash Flow
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2026
	Low	High
Net income (loss)	$(500)	$3,000
Add (deduct):
Interest expense, net	3,000	4,500
Income tax expense	—	1,200
Depreciation and amortization	28,000	30,000
Management fees	700	800
Other expense	800	1,000
Stock option expense	3,000	4,000
Goodwill impairment	—	—
Transaction expense	—	500
Gross capital expenditures	(18,000)	(23,000)
Adjusted Free Cash Flow	$17,000	$22,000
Adjusted Free Cash Flow Margin	11%	13%